SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EQUITY OFFICE PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	36-4151656

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
 (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:	333-57526

(if applicable)

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Series F Cumulative Redeemable Preferred Shares (par value $.01 per share)	New York Stock Exchange

      Securities to be registered pursuant to Section 12(g) of the Act:

(None)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

      The information required by this Item 1 is set forth under the caption “Description of Equity Office Shares of Beneficial Interest” in the joint proxy statement/prospectus contained in Equity Office’s registration statement on Form S-4, as amended (File No. 333-57526), which description is incorporated herein by this reference.

Item 2. Exhibits

Exhibit No.	Description

1	Articles of Amendment and Restatement of Declaration of Trust of Equity Office (incorporated herein by reference to Exhibit 3.1 to Equity Office’s Registration Statement on Form S-11, as amended (File No. 333-26629))

2	Articles Supplementary of Equity Office, dated December 15, 1997 and filed with the Maryland State Department of Assessments and Taxation on December 17, 1997 (incorporated herein by reference to Exhibit 3.2 to Equity Office’s Annual Report on Form 10-K for the year ended December 31, 1997, as amended)

3	Articles Supplementary of Equity Office, dated February 18, 1998 and filed with the Maryland State Department of Assessments and Taxation on February 19, 1998 (incorporated herein by reference to Exhibit 3.3 to Equity Office’s Annual Report on Form 10-K for the year ended December 31, 1997, as amended)

4	Articles Supplementary of Equity Office, dated December 1, 1998 and filed with the Maryland State Department of Assessments and Taxation on December 4, 1998 (incorporated herein by reference to Exhibit 3.4 to Equity Office’s Annual Report on Form 10-K for the year ended December 31, 2000)

5	Articles Supplementary of Equity Office, dated February 28, 2000 and filed with the Maryland State Department of Assessments and Taxation on March 17, 2000 (incorporated herein by reference to Exhibit 3.5 to Equity Office’s Annual Report on Form 10-K for the year ended December 31, 1999, as amended)

6	Articles of Amendment to Equity Office’s Declaration of Trust relating to amendments to Sections 8.2 and 8.4 (incorporated herein by reference to Exhibit 3.1 to Equity Office’s Current Report on Form 8-K filed with the SEC on May 12, 2000)

Exhibit No.	Description

7	Exhibit A to the Maryland Articles of Merger filed by Equity Office on June 19, 2000 with the Maryland State Department of Assessments and Taxation setting forth amendments to Equity Office’s Declaration of Trust effected as part of the merger of Cornerstone Properties Inc. with and into Equity Office (incorporated herein by reference to Exhibit 99.4 to Equity Office’s Current Report on Form 8-K filed with the SEC on July 5, 2000)

8	Amended and Restated Bylaws of Equity Office (incorporated herein by reference to Exhibit 3.6 to Equity Office’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC on March 23, 2001)

9	Form of proposed amendments to Equity Office’s Declaration of Trust to be effected as part of the merger of Spieker Properties, Inc. with and into Equity Office (attached as Exhibit I to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Equity Office’s Current Report on Form 8-K filed with the SEC on March 9, 2001)

10	Form of Articles Supplementary Designating Equity Office Series D Cumulative Redeemable Preferred Shares

11	Form of Articles Supplementary Designating Equity Office Series E Cumulative Redeemable Preferred Shares

12	Form of Articles Supplementary Designating Equity Office Series F Cumulative Redeemable Preferred Shares

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST

June 18, 2001	By: /s/ Stanley M. Stevens Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary

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